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                                                                       Exhibit 5

Piper Marbury Rudnick & Wolfe LLP
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com

PHONE  (410) 580-3000
FAX    (410) 580-3001

                                 August 31, 2001




TERRA INDUSTRIES INC.
Terra Centre
600 Fourth Street
Sioux City, Iowa  51102-6000

Ladies and Gentlemen:

         We have acted as special Maryland counsel to Terra Industries Inc., a Maryland corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement of the Company on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") on August 31, 2001, of 5,000,000 Common Shares (the "Shares"), without par value, of the Company. The Shares may be offered for sale from time to time by certain stockholders of the Company. This opinion is being provided at your request in connection with the filing of the Registration Statement.

         In rendering the opinion expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

               (a)  the Registration Statement,

               (b)  the Charter and By-Laws of the Company,

               (c) the proceedings of the Board of Directors of the Company or a committee thereof relating to the authorization and issuance of the Shares (or Class A Shares, without par value, of the Company which have since been converted into the Shares),

               (d) a Certificate of the General Counsel of the Company and a Certificate of the General Counsel of Anglo American plc (collectively, the "Certificates"), and

               (e) such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion.

         In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder, and we have also assumed the due authorization by all requisite action, corporate or other, and the valid execution and delivery by such parties of such documents and the validity, binding effect and enforceability thereof with
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respect to such parties. As to any facts material to this opinion which we did not independently establish or verify, we have relied solely upon the Certificates.

         Based upon the foregoing, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that the Shares have been duly authorized and are validly issued, fully paid, and non-assessable.

         In addition to the qualifications set forth above, this opinion is subject to the qualification that we express no opinion as to the laws of any jurisdiction other than the State of Maryland. This opinion concerns only the effect of the laws (exclusive of the securities or "blue sky" laws and the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion. This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Piper Marbury Rudnick & Wolfe LLP